Exhibit 10.4

AMENDMENT TO STOCK PURCHASE AGREEMENT

            This Amendment Agreement (the "Amendment Agreement"), is entered into as of June 20, 2006 by and between, WASTECH, INC., an Oklahoma corporation (the "Company") and ENVIRONMENTAL ENERGY SERVICES, INC., a Delaware corporation (the "Purchaser").

RECITALS

WHEREAS, the Company has entered into that certain Stock Purchase Agreement dated April 12, 2006 (the “Subscription Agreement”) wherein, among other things, the Purchaser agreed to purchase 37,430,000 shares of common stock of the Company, for cash consideration in the amount of $1,871,500, all at a price of $.05 per share; and

WHEREAS, The Company and Purchaser now desire to amend the original Subscription Agreement, providing for an additional $250,000 investment, all on the terms and conditions set forth in this Amendment Agreement.

THEREFORE, in consideration of the promises and mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

TERMS

1.

The Company and the Purchaser hereby agree that Paragraph 1.1 of the Subscription Agreement is hereby amended to read, in its entirety, as follows:

“1.1 AUTHORIZATION. The Company has authorized the issuance and sale, pursuant to this Agreement, of Forty-Two Million Four Hundred Thirty Thousand (42,430,000) shares of its Common Stock (the "Shares"), for a total purchase price (the “Purchase Price”) of Two Million One Hundred Twenty-One Thousand Five Hundred Dollars and No Cents ($2,121,500).”

2.

The Company and the Purchaser hereby agree that EXHIBIT A (Use of Proceeds) of the Subscription Agreement is hereby amended to read, in its entirety, as follows:

“Do on or before April 12, 2006 At Closing: $741,500, as follows:

1.

$525,000 due to Seller, H3 LLC. (Includes $5,000 Seller attorney fees, including Deed preparation);

2.

$25,000 to Wastech, Inc., as repayment from short-term loans used as part of earnest monies paid pursuant to Assignment Agreement with HM Business Flood Trust;

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3.

$181,500 additional consideration to HM Flood Business Trust pursuant to Assignment Agreement, as Amended April 13, 2006;

4.

$5,000 legal fees to local counsel, Hoyer, Hoyer & Smith, PLLC; and

5.

$5,000 to William L. Tuorto, Esq. as escrow for Recording Fees and associated costs.

Do on or before August 25, 2006: $1,380,000, as follows:

1.

$980,000 balance due to HM Business Flood Trust pursuant to Assignment Agreement; and

2.

$150,000 for costs associated with Wastech’s efforts to come under compliance with the SEC regarding reporting requirements of public entities; and

3.

$250,000 for the purpose of a stock buy-back program, repurchased through open-market transactions according to the Securities and Exchange Commission rules regarding such repurchase programs, provided:

A.

The program shall have a duration of twelve (12) months;

B.

The program is subject to the approval of Purchaser; and

C.

All repurchases shall be pursuant to the exclusive discretion of Purchaser.”

3.

All of the terms and conditions of the Agreement shall remain unchanged unless specifically modified herein.

4.

The parties acknowledge that William L. Tuorto, Esq. (the "Firm") did not represent either party in connection with the negotiation of this Amendment Agreement, and was retained by both parties solely to prepare this Agreement as separately negotiated by the parties.  Both the Company and the Purchaser hereby waive any conflict of interest which may exist by virtue of the Firm's joint representation of the Company and the Purchaser, acknowledge that each has carefully read this Agreement, and that it is consistent with the terms previously negotiated by the parties, and has been afforded the opportunity to obtain independent counsel prior to executing this Agreement.  The Purchaser specifically represents that it has not retained or relied upon the Firm with respect to any due diligence investigation of the Company, and has conducted any due diligence investigation that it deems appropriate without the advice or assistance of the Firm.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

“COMPANY”

“PURCHASER”

WASTECH, INC.

ENVIRONMENTAL ENERGY SERVICES, INC.

BY:

BY:

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NAME:

Richard D. Tuorto

NAME:

A. Leon Blaser

ITS:

President

ITS:

President

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